UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2015

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street, Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 13, 2015, Susquehanna Bancshares, Inc. (the “Company”) held a special meeting of shareholders. At the special meeting, shareholders voted on the following matters: (1) approval of the agreement and plan of merger, dated as of November 11, 2014, entered into by BB&T Corporation (“BB&T”) and the Company (the “Merger Agreement”); (2) approval, by advisory (non-binding) vote, of certain compensation arrangements for the Company’s named executive officers in connection with the merger contemplated by the Merger Agreement; and (3) approval of the adjournment of the special meeting if necessary to solicit additional proxies in favor of the approval and adoption of the Merger Agreement. The results of the shareholders’ votes are reported below:

1. With respect to the approval of the Merger Agreement, the votes were as follows:

For	Against	Abstain

144,896,007	2,273,129	1,102,321

2. With respect to the approval, by advisory (non-binding) vote, of certain compensation arrangements for the Company’s named executive officers in connection with the merger contemplated by the Merger Agreement, the votes were as follows:

For	Against	Abstain

122,769,160	22,935,860	2,566,437

3. With respect to the approval of the adjournment of the special meeting if necessary to solicit additional proxies in favor of the approval of the Merger Agreement, the votes were as follows:

For	Against	Abstain

128,988,437	17,702,490	1,580,530

With respect to proposal number three, to approve the adjournment of the special meeting if necessary to solicit additional proxies in favor of the approval of the Merger Agreement, although the vote was taken, no motion to adjourn was made because the proposal to approve the Merger Agreement had passed.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ William J. Reuter
William J. Reuter
Chairman and Chief Executive Officer

Dated: March 16, 2015

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